UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012 (March 1, 2012)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Pkwy S., Suite 600, Houston, Texas 77099

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-600-3800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 1, 2012, we completed the sale of animal health business assets to Bayer Healthcare, LLP (“Bayer”). In the transaction we sold manufacturing equipment, inventory and product registrations. We retained the real estate and buildings at our facility in Elwood, KS.

The purchase price was approximately $10.8 million, including $1.0 million held in escrow. The escrowed amount is held pending final acceptance by the United States Environmental Agency (“EPA”) of certain studies being performed on tetrachlorvinphos, the active ingredient used in Rabon products. The escrowed funds are to be released to the Company once EPA has finally accepted the studies, the buyer has voluntarily canceled the products, or after five years. The escrowed funds are to be released to the buyer if EPA cancels the products to which the studies pertain before the funds are distributed to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: March 2, 2012
John V. Sobchak Chief Financial Officer